Exhibit 99.3

Pernix Commences Refinancing Transactions to Fortify Balance Sheet

-- Transactions will Provide up to $45 Million in Aggregate New Capital to Grow Company’s Business --

MORRISTOWN, NJ – July 20, 2017 – Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) (“Pernix” or the “Company”), a specialty pharmaceutical company, today commenced a series of refinancing transactions intended to improve liquidity, extend debt maturities and enable the Company to create value for stakeholders. The transactions include a new $40 million asset-based revolving credit facility to refinance the Wells Fargo credit facility that was scheduled to mature on July 31, 2017, a $45 million delayed draw term loan, including immediate access to $30 million and an additional $15 million available for certain acquisition purposes, and an exchange of approximately $52 million of 4.25% convertible senior notes owned by certain institutional investors for approximately $36 million of new exchangeable notes and approximately 1.1 million shares of the Company’s stock. The transactions are expected to close on Friday, July 21, 2017, subject to customary closing conditions. Immediately following the completion of these transactions, Pernix will have approximately $63 million of total liquidity, including $42 million of cash and cash equivalents and $21 million available to draw under the new asset-based revolving credit facility, which the Company believes will be sufficient to fund operations through at least the end of 2019.

In addition, separately, in order to help further improve its liquidity position, Pernix and GSK agreed to an amended settlement agreement under which Pernix will pay approximately $6.65 million to GSK, which is a reduction of up to approximately $14.5 million from the initial settlement agreement.

As previously disclosed, earlier this year Pernix began the process of reviewing its strategic alternatives, including refinancing alternatives, asset sales and the sale of all or a portion of the Company. The Company’s entry into these transactions is the culmination of this strategic review and the process is now complete.

“Pernix has achieved significant progress in improving our business over the last 12 months,” said John Sedor, Chairman and Chief Executive Officer of Pernix Therapeutics. “These transformative agreements remove the financing overhang from our company, provide us with capital through at least the end of 2019 and allow us to focus on further growing the business. In addition, we now have access to capital to opportunistically pursue additional product acquisitions in order to enhance Pernix’s position as a leading pain and neurology focused specialty pharmaceutical company. We are grateful to the institutional investors involved in this transaction for the confidence they have shown in our growth strategy and the Pernix team through this agreement.”

“The agreement reached with GSK helps to further deleverage the Company and provides us with additional financial flexibility moving forward,” continued Mr. Sedor.  “We are now solely focused on furthering the progress achieved over the last year.”

Specific details of each of the transactions include:

•	A new $40 million asset-based revolving credit facility secured by the current assets of the Company and certain of its wholly-owned subsidiaries, to replace the Wells Fargo asset-based revolving credit facility. Borrowings under the new asset-based credit facility accrue interest at a rate of LIBOR plus 7.50% per annum. The new credit facility will mature on July 21, 2022.

•	A new $45 million term loan credit facility entered into by a wholly-owned subsidiary of the Company, under which $30 million was drawn at closing. The remaining $15 million will be available for subsequent draws for certain specified purposes, including to finance certain acquisitions as set forth in the term loan credit agreement. The term loan credit agreement includes an incremental feature that allows the borrower, with the consent of a majority of the lenders under the credit agreement, to obtain up to an additional $20 million in term loan commitments from new or existing lenders that agree to provide such commitments. Interest on the loans may be paid either in cash or a combination of cash and in-kind interest, at the borrower’s election. Loans outstanding under the facility will be secured by substantially all of the assets of the borrower and its future-acquired subsidiaries. The facility will mature on July 21, 2022.

•	The exchange of $51,775,000 aggregate principal amount of Pernix’s outstanding 4.25% Convertible Senior Notes due 2021 held by certain holders of such notes for the issuance by the Company to such holders of 1,100,498 newly issued shares of Pernix’s common stock and the issuance by a wholly-owned subsidiary of the Company to such holders of $36,240,500 aggregate principal amount of 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “Exchangeable Senior Notes”). The Exchangeable Senior Notes are guaranteed by Pernix and its wholly-owned subsidiaries, and are initially exchangeable for Pernix’s common stock at an exchange price of $5.50 per share, subject to adjustment from time to time upon the occurrence of certain events. The Exchangeable Senior Notes will be exchangeable into cash, shares of Pernix's common stock or a combination thereof, at the issuer’s election. The Exchangeable Senior Notes will be senior, unsecured obligations of the issuer, and interest will be payable semi-annually in arrears. Interest on the Exchangeable Senior Notes accrues in cash or a combination of cash and in-kind interest at the issuer’s election.

On July 20, 2017, Pernix and a wholly owned subsidiary of Pernix and Glaxo Group Limited and certain of its subsidiaries (collectively, “GSK”) entered into an amendment (“Amendment No. 2”) to the Interim Settlement Agreement between Pernix and GSK dated July 27, 2015 (as amended, the “Interim Settlement Agreement”). Upon the closing of the Transactions, Amendment No. 2 permits payment by Pernix to GSK of a reduced amount in full satisfaction of the remaining unpaid portion of the award (the “Award”) granted to GSK in the arbitration of certain matters previously disputed by the parties. Pursuant to Amendment No. 2, Pernix is obligated to make two fixed payments to GSK: (i) a payment of $3.45 million due on or before the date that is ten business days after the closing of the transactions, and (ii) a payment of $3.2 million due on or before December 31, 2017. Pernix will also owe certain amounts not to exceed $2 million to GSK if, on or before September 20, 2019, it enters into certain transactions with holders of its 4.25% Convertible Senior Notes due 2021. GSK has agreed that for so long as Pernix complies with the payment terms set forth in the Amendment the outstanding balance of the Award shall be unconditionally and irrevocably forgiven upon satisfaction of such terms.

In regards to the aforementioned transactions, Davis Polk & Wardwell LLP provided legal counsel, Perella Weinberg Partners LP served as financial advisor and Ernst & Young LLP provided additional financial services and tax advice, to Pernix.

For more information regarding the transactions and the agreement with GSK, please refer to the current report on Form 8-K filed today by Pernix with the Securities and Exchange Commission (“SEC”). The description of the transactions and the agreement with GSK is qualified by reference to the documents filed with the 8-K.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. These securities have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market.  The Company is currently focused on the therapeutic areas of Neurology and Pain, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its internal sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-

looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to comply with the covenants under our indebtedness, including the Exchangeable Senior Notes, our new asset-based revolving credit facility and our new delayed draw term loan; the rate and degree of market acceptance of, and our ability and our distribution and marketing partners' ability to obtain reimbursement for, any approved products; our ability to successfully execute our sales and marketing strategy, including to successfully recruit and retain sales and marketing personnel; our ability to obtain additional financing; our ability to maintain regulatory approvals for our products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to manage our anticipated future growth; the ability of our products to compete with generic products as well as new products that may be developed by our competitors; our ability and our distribution and marketing partners' ability to comply with regulatory requirements regarding the sales, marketing and manufacturing of our products, including our ability to address the temporary stockout of the 20mg strength of Zohydro ER with BeadTek; the performance of our manufacturers, over which we have limited control; our ability to obtain and maintain intellectual property protection for our products; our ability to operate our business without infringing the intellectual property rights of others; the success and timing of our clinical development efforts; the loss of key scientific or management personnel; regulatory developments in the United States and foreign countries; our ability to either acquire or develop and commercialize other product candidates in addition to our current products; the outcome of any litigation to which we may be subject and other risks described under the heading “Risk Factors” in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q and our current report on Form 8-K being filed with the SEC on the date hereof, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

We qualify all of the forward-looking statements in this press release by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

CONTACT

Investor Relations

Matthew P. Duffy, 212-915-0685

LifeSci Advisors, LLC

matthew@lifesciadvisors.com